UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2016

COACH, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-16153 (Commission File Number)	52-2242751 (I.R.S. Employer Identification Number)
516 West 34th Street New York, NY 10001 (Address of principal executive offices including zip code)

(212) 594-1850
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 3, 2016, Coach, Inc. (the “Company”), prepaid $285,066,895.83 of outstanding borrowings, which amount includes $66,895.83 of accrued and unpaid interest, under the term loan facility of its Amended and Restated Credit Agreement, dated as of June 18, 2012 (as amended and restated as of March 18, 2015), among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and a syndicate of banks and financial institutions, as lenders (the “Amended and Restated Credit Agreement”). A portion of the proceeds from the recently announced sale of the Company’s interest in 10 Hudson Yards in New York City was used to make the prepayment under the Amended and Restated Credit Agreement.  The revolving credit facility under the Amended and Restated Credit Agreement will remain in effect notwithstanding such prepayment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 3, 2016
COACH, INC.

By:	/s/ Todd Kahn
Name: Todd Kahn
Title: President, Chief Administrative
Officer and Secretary